Exhibit 10.1

AMENDMENT NO. 10 TO THE

TUFTS UNIVERSITY LICENSE AGREEMENT

This Amendment No. 10 to the Tufts University License Agreement (this “Amendment”), dated as of March 21, 2017 (the “Amendment Effective Date”) is by and between Paratek Pharmaceuticals, Inc. (“Licensee”), and Tufts University a/k/a Trustees of Tufts College (“Tufts”).  Each of Licensee and Tufts is sometimes referred to individually herein as a “Party” and collectively as the “Parties.”

WHEREAS, the Parties entered into the Tufts University License Agreement, effective as of February 1, 1997, and entered into amendments thereto: Amendment No. 1 dated as of December 29, 1997, Amendment No. 2 dated July 31, 1998, Amendment No. 3 dated June 3, 1999, Amendment No. 4 dated August 14, 2000, Amendment No. 5 dated September 10, 2001, Amendment No. 6 dated December 11, 2002, Amendment No. 7 dated July 1, 2003, Amendment No. 8 dated November 20, 2012, and Amendment No. 9 dated June 24, 2014, as so amended, the “License Agreement;” and

WHEREAS, the Parties now wish to further amend the License Agreement as set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants contained herein, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Parties hereto, intending to be legally bound, hereby agree as follows:

1.	Amendments to Agreement.

The Article VI paragraph amended in Amendment No. 9 that begins with the phrase “Notwithstanding the foregoing,” is hereby deleted in its entirety and the following inserted in lieu thereof:

Notwithstanding the foregoing, Tufts shall have the right at any time after March 4, 2019 to convert the License hereunder to non-exclusive if Licensee, its Subsidiaries or its sublicensees have not by the time of such conversion met each of the following milestones by the applicable date:

Milestone	Due By

First marketing application (NDA) submitted in the United States	June 30, 2018

First marketing approval in the United States	February 28, 2019
2.	Miscellaneous

The Parties hereby confirm and agree that the License Agreement, as amended hereby and as further provided in this Amendment, together shall constitute the entire amended License Agreement among the Parties, remains in full force and effect and is a binding obligation of the Parties hereto.  This Amendment may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

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IN WITNESS WHEREOF, the Parties hereto have executed this Amendment as of the Amendment Effective Date.

PARATEK PHARMACEUTICALS, INC.

By:	/s/ William M. Haskel
Name:	William M. Haskel
Title:	Senior Vice President

TUFTS UNIVERSITY A/K/A TRUSTEES OF TUFTS COLLEGE

By:	/s/ Larry R. Steranka
Name:	Larry R. Steranka
Title:	Sr. Director Tech Transfer

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